Exhibit 10.45
LOAN CONTRACT

Shenzhen development bank

April 2010

LOAN CONTRACT

Contract No. Shenfa Yinlian Daizhi 20101109003

Within agreed amount
Agreed amount loan contract name: comprehensive agreed credit loan contract
Agreed amount loan contract Shenfa Yinlian Daizi No.: 20101109003

Lender: Dalian Xigang branch of Shenzhen development bank
Address: 58 Changchun Rd, Xigang district, Dalian
Tel. No.: 83617209   Fax:
Person in charge: Yuan Baigang   Position:  Branch Manager

Borrower: Dalian TOFA New Material Development Co.,LTD.
Address: Lingan industry Park south, economic and tech development district, Dalian
Tel. No.: 82789758   Fax:
Legal representative: Zheng Chuantao  Position:

According to relevant law and after reaching agreement, borrower and lender sign this loan contract and both parties should abide all items in this contract.

Item one: Loan contract content

1.	Loan amount: RMB seven and a half million yuan
2.	Loan term: November 10th 2010– May 23th 2011
Calculation method of loan term: the loan term of this contract should start when borrower actually obtain the principal. And loan granting date and due date is basis on the receipt date.
3.	Loan interest:

3.1 Loan interest is set, according to the rules as follows; and initial loan interest is the same with loan receipt record: When borrower obtains the loan and the interest rate should be one-year benchmark interest rate for loan on that date +10%.

3.2
Adjustments for this floating interest rate: this floating rate should be adjusted in every month, according to loan issuing date and if there is no loan issuing date, it should be adjusted at the end every month.

3.3	Day interest rate calculation: day interest rate=interest rate of the year/360.
4.	Loan usage: this loan is used for working capital.

Item two: Loan granting and loan repayment
2.1	Loan repayment method: full amount auto-payment method.
1.1.1	When lender issues the loan, borrower shall fill borrowing invoice for each loan it borrows as required.

Item three: Loan interest

1.
Borrower, according to actual loan granting date, should pay interest every moth and interest payment date is on every 20th of every month. Borrower should deposit interest payment in its account, before interest payment date or lender has right to ask for extra interest payment, according to compound interest calculation and unpaid interest.

Item four: Installment
None.

Item five:
Borrower may require lender to issue the loan under the Contract provided that the Contract enters into full force, relevant guarantee contracts are signed, and registration, notarization and other procedures are possessed.

Item six: Adopted law and dispute solution

This contract is set, according to PRC laws, and it is applicable for PRC laws. If any dispute happens during contract period, both parties can negotiate and try to reach agreement; if two parties can not reach agreement, litigation should take place in lender’s residential place.

Item seven: Enforceable notary, this contract does not need enforceable notary.

Item eight: Additional agreement

None
Item nine: This contract is in duplicate, both of parties hold one copy and both copies have the same legal force.

Item ten: Settlement of floating interest rate

For the floating interest rate, interest rate is adjusted after adjustment date and lender charges interest, according to the new floating interest rate; however, for amortizing loan, no matter same amount amortizing loan or acceleration amortizing loan, even though interest rate is adjusted during the period, lender still charges interest according to former interest rate. And lender will charge interest with new floating interest rate in next period.

Item eleven: Loan repayment

1.
Borrower should repay all the principle and interest on time. If borrower can not repay all the principle and interest by the end of due day, borrower must send written application to lender one month advanced and discuss with lender regarding the loan detail further.

2.	If borrower decides to repay all the principle and interest early, borrower also need to send application to lender to reach agreement.
3.	Borrower can not cancel lender right which is lender can take out all due amount or advanced principle and interest from the Shenzhen development bank account.

Item twelve: Borrower’s rights

1.	Borrower has right to take out and use full amount of loan as contracted;
2.	Borrower has right to refuse any additional item which is not include in the contract;
3.	After receiving written consent from lender, borrower has right to transfer this loan to third party.

Item thirteen: Borrower’s obligations
1.
Borrower has obligation to supply true materials as required by lender, and all bank account number and bank account balance with lender; and borrower must coordinate with lender about investigation, auditing and inspection;

2.	Borrower has obligation to give monthly financial reports and registry situation timely to lender;
3.
Borrower has obligation to be supervised to lender about loan usage, relative operation and financial activities and to coordinate with lender about loan repayment management, after-loan management and relative inspection;

4.	Borrower has obligation to use bank loan as required in the contract;
5.	Borrower has obligation to repay the full amount of the loan principle and interest;
6.	If borrower wants to transfer loan to third party, no matter partly or wholly, borrower has obligation to acquire written consent from lender advanced;
7.
If borrower wants to process significant property right alternation, structure transforming, consolidation, segregation of the entity, equity transfer, significant asset transfer, substantively increasing debt financing, investment to other parties and any deed could effect lender’s rights and interests; borrower must acquire written consent from lender and ensure to repay the remaining principle, interest and relative fee;

8.	Borrower has obligation to notify lender timely, if any thing happens to effect borrower’s solvency ability.

Item fourteen: Granting credits to group clients and special agreement of related parties trading

1.	Group clients must possess following features:
1.1	From the aspect of equity or operation, client control other entities or is controlled by other entities, no matter directly or indirectly;
1.2	Both of client and other entities are controlled by third party entity;
1.3
Group client is, directly or indirectly, together controlled by main investors and key managers or their close family members( including linear relatives within three generation and collateral relatives within two generation );

1.4
There is other affiliate relationship through which the assets profits are might be transferred beyond market price; the commercial bank considers that the enterprise or public institution with legal person status shall be deemed as a group client under credit management.

2.
If borrower becomes a group client, when the trading value with relative parties is over ten percents of net asset, borrower should send a written report to lender within ten days from day of trading with relative parties; and this written should include the relationships between trading parties, what the trading projects are, the nature of the trading, trading amount or relative proportion and pricing policy (including trading without trading price or with small trading price).

Item fifteen: Lender’s rights

1.	Lender has right to ask borrower supply materials which is relative with application for bank loan;
2.	Lender has right to require borrower repay principle and interest timely;

3.	Lender has right to acknowledge borrower’s operation, financial activities, repayment plan and also has right to after-loan management and relative inspection;
4.
Lender has right to supervise the usage of loan as being contracted, and do loan repayment management; for borrower who apply auto-payment method, lender also has right to ask borrower to supply summary of loan payment regularly, and lender can judge whether the usage of loan is strictly followed the contract by analyzing accounts, checking receipts, on-site investigation and other methods;

5.	Lender has right to indirectly transfer loan principle and interest from borrower’s account;
6.	If borrower does not follow the items contracted, lender has right to ask borrower to repay loan earlier or stop granting loan which is not fully used by borrower;
7.	Lender has right to ask borrower repay bank loan earlier, according to the situation of withdrawing of funds from circulation;
8.
If borrower is processing significant property right alternation, structure transforming, consolidation, segregation of the entity, equity transfer, significant asset transfer, substantively increasing debt financing, investment to other parties and any deed could effect lender’s rights and interests, lender has right to ask borrower repay the loan principle, interest and all relative fees, or lender has right to ask borrower to transfer this loan to another party approved by lender, or lender has right to ask borrower to supply approved party with guarantee;

9.	Lender has right to transfer loan-related rights and obligations to third party, and borrower must agree with this deed;
10.
If borrower is involving significant financing, sales of important assets, consolidation, segregation, equity structure reforming, liquidation or any vital issue, lender has right to take part in the issues mentioned above to protect lender’s creditor’s right.

Item sixteen: Lender’s obligations

1.	Lender has obligation to grant credit to borrower as contracted;
2.	Lender has obligation to make borrower’s financials, producing and operation confidential, only except being required by laws, rules or other supervisory institutes.

Item seventeen: Fee items

1.
To sign this contact, some fees, which could be incurred, due to investigation on capital and credit of borrower, inspection, notary, witness, registration and so on, should be responsible by borrower;

2.
If borrower can not repay principle and interest on time, lender has to do loan on calls which could also incur some fees ,including post fee, service fee, identification fee, legal expenses, litigation fee, travel expenses, appraising fee, auction fee, property preservation fee, enforcement fee and so on, should be paid by borrower.

Item eighteen: Borrower should set up accounts for settlement in our bank, and do operation activity settlement through this account.

Item nineteen: breaching affairs and breaching responsibility

1.	Breaching affairs: any following affair happens; this affair is regarded as breaching affair.

1.1	Borrower breaches any obligation as contracted, or borrower clearly state that he will not follow this contract or his deed indicates his breaching;
1.2	Any related material, document, statement, warranty or commitment is unreal, inaccurate, incomplete, false record, misunderstanding statement or significant omitting;
1.3	Borrower covers true situation, does not cooperate with lender to do investigation, auditing or inspection;
1.4	Borrower change the usage of loan as contracted, misappropriation or taking part in illegal or irregular trading;
1.5	Borrower breaches the agreement of repayments;
1.6	Borrower does not reach the requirement of financial ratios as contracted;
1.7	Borrower does not follow the rule issued by government to use the foreign currency loan;
1.8	Keeping or the value of collateral changes a lot;
1.9
Borrower does not follow contracts or similar contracts which is singed with lender or third party(including but not limiting granting credit contract, loan contract and guarantee contract), or issuing any security with bond nature, or any lawsuit or arbitration incurred from contracts or issuing securities mentioned above;

1.10
Borrower’s warrantor breaches warranty contract(including but not limiting contract of guarantee, mortgage contract, pledge contract) or incurring breaching affair under warranty contract, or invalid warranty, ineffective warranty or canceled warranty happens;

1.11
Borrower does not take enough care to manage or claim due debt rights, or borrower transfer wealth in unrecoverable, unreasonable or any other inappropriate way or any deed of escaping from debt right happens;

1.12
Borrower deals with any third party(including but not limiting lender’s related party) to take use of untrue contract or arrangement, including but not limiting using not existing trading receivables to discount or pledge and to further acquire lender’s or other banks’ capital or granting credit;

1.13	Borrower escapes from debt right of bank with intention, in the way of related party trading or other ways;
1.14
Borrower encounters significant operation problem, huge worsening financial situation, vital financial losses, asset losses(including but not limiting losses causing by warranty for other parties) or financial crisis in other forms;

1.15	Borrower is punished or in sanctions, due to illegal operation, or is being investigated by related department and is possible to be punished or in sanctions;
1.16
Borrower is involving segregation, consolidation, merger and acquisition, disposal of significant assets, reducing capital, liquidation, restructuring, repealing, being announced to go bankruptcy, being disbanded or others;

1.17
Borrower changes its majority stockholder or management controlling person, and lender deems this issue can possibly affect debt rights; or important issue happens to majority stockholder, management controlling person, legal representative person, high management level; this issue include but not limits punishment or sanction caused by illegal operation or persons mentioned above is possible to be punished, in sanctions, to incur lawsuit or arbitration, to worsen financial situation, to announce to be bankruptcy or disbanded or others;

1.18	Industry of borrower changes, which may cause losses to borrower, lender deems this change has already hampered debt rights or it is possible to be negative to debt rights;
1.19	Borrower does not do balancing or saving as contracted;
1.20	Any situation, which is relevant to borrower, can make or may make debt rights unsecure;
2.	breaching responsibilities: if any breaching affairs mentioned above happens, lender has right to adopt any or together adopt several measures:
2.1
Lender can state loan is due, and claim part or whole amount of principle, interests and related fees, including but not limiting, related investigation fee of capital and credit, inspection fee, notary fee and so on, legal expenses, litigation fee, travel expenses, post fee, service fee, enforceable fee and all other relevant fees which are used to help lender realize its debt rights;

2.2	Ceasing or terminating residual loan;
2.3	Having rights to deduct principle, interests and fees from borrower’s and guarantor’s accounts;
2.4	Requiring borrower offer new warranty contract which can meet lender’s requirements;
2.5	Taking use of warranty rights and requiring guarantor to fulfill its responsibilities or securing lender’s debt rights through disposal of collateral or pledge;
2.6
Loan is due or due before schedule, and borrower does not repay principle and interests as contracted, lender has right to charge 50% additional punishment interest on principle, according to the dates after due and lender also uses compound interest calculation to obtain the punishment interest: if days after loan due day is no more than 90 days, the payment sequence of loan is :(1) interests (including punishment interest, compound interest); (2) principle. If days after loan due day is more than 90days, the payment sequence of loan is :(1) principle;(2) interests (including punishment interest, compound interest);

2.7
Borrower who misappropriates loan, lender has right to charge borrower additional 100% punishment interest according to the misappropriation date, days and contracted loan’s interest. If borrower can not pay interest timely, lender will use compound interest to calculate punishment interest;

2.8
According to laws, lender can use subrogation to claim loan from borrower’s debtor, borrower should, according to lender’s requirements, supply all necessary coordination and help; and all fees incurred from subrogation are afforded by borrower;

2.9
Appealing to law court to cancel borrower’s due debt rights or any deed of transferring  ownership without payment or unreasonable low transferring price; borrower should, according to lender’s requirements, coordinate and help lender, and all related fees should be paid by borrower;

2.10	Lender, according to laws and rules, has right to claim other recoverable measures;

Item nineteen: Being amended and being canceled of contract

After negotiation between borrower and lender, this contract can be amended and canceled, and new agreement should be in the written form.

Item twenty: borrower’s statement, guarantee and commitment
1.	Borrower is a perspective lasting company with good reputation; it was set up, following laws. It has all company rights and approval from government and it can engage in its current operation;
2.
Borrower has its legal rights, legal authority and it also has power to authorize to sign, pay and carry out this contract. This contract is effective to borrower and it can also restrict borrower. And according to this contract’s items, this contract can be executive to borrower;

3.	Borrower guarantee that all supplied materials are true, complete, legal and effective, and they are without fake record, misleading statements or significant omitting;
4.
Borrower made commitment with honor that it will fulfill all contract’s obligations with kindness, and without consent from lender, borrower will not do anything(including not fulfilling its obligations or doing something that it should not do) to destroy debt rights;

5.
Borrower made commitment with honor that if any change happens to borrower, such as changes of residential address, changes of contact address, changes of contact number, changes of operation scope and legal representative status and so on, borrower will send written report to lender within ten days after alteration. If borrower does not fulfill obligations mentioned above, lender can also send documents to original contact address, and this deed is regarded as successful service;

6.
Borrower confirms with honor that borrower has already read this contract with care, has already been acknowledge and fully understood this contract; and signing this contract is following its real and true will.

Item twenty-one: Else

1.
During the period of this contract, when borrower does breaching and delaying deed, lender has rights to reserve its rights to do any forgiveness, losing this contract or delaying execute this contract; and these deeds, as mentioned above, can not be regarded as lender’s approval, they are not regarded as waiving its rights to borrower;

2.
No matter what happens to make this contract fully or partly valid, borrower still has obligations to do its payment duties. If any party of this contract encounters situation as mentioned above, lender can immediately claim residual principle, interests and all other related fees;

3.	It is required that all borrower’s and lender’s contract-related notice, requirements should be in written form.
4.	If the contract date is public holiday or contract date is in the period of public holiday, the settlement day is the fist day after public holiday.

Item twenty-two: Conditions can make loan contract valid and terminated.

1.
Conditions can make loan contract valid: this contract is valid after signed by both parties(it should have person’s signature or seal, who is legal and in charge, and it also need seal of both parties’);

2.	Conditions can make loan contract terminated: Borrower repaid all principle, interests and all related fees.

Lender’s seal:

Person-in-charge‘s or authorized person’s signature: /s/ Yuan Baigang

November 10th, 2010

Borrower’s seal:

Legal representative status’s or authorized person’s signature: /s/ Zheng Chuantao

November 10th, 2010